Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-127593) pertaining to the Kona Grill, Inc. 2005 Employee Stock Purchase Plan,
(2)	Registration Statement (Form S-8 No. 333-127594) pertaining to the Kona Grill, Inc. 2005 Stock Award Plan, and
(3)	Registration Statement (Form S-8 No. 333-127596) pertaining to the Kona Grill, Inc. 2002 Stock Plan;
of our report dated March 6, 2007, with respect to the consolidated financial statements of Kona Grill, Inc. included in this Annual Report (Form 10-K).

/s/ Ernst & Young LLP

Phoenix, Arizona
March 13, 2007